Wilson Sonsini Goodrich & Rosati Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 O: 650.493.9300 F: 650.493.6811

Exhibit 5.1

October 13, 2022

Zymeworks Inc.

108 Patriot Drive, Suite A

Middletown, Delaware 19709

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Zymeworks Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-263043) previously filed by Zymeworks Inc., a corporation continued under the Business Corporations Act (British Columbia) and the Company’s predecessor, with respect to the adoption by the Company of such registration statement pursuant to Rule 414 under the Securities Act of 1933, as amended. In connection with such representation, the Company has advised us that shares of common stock of the Company, par value $0.00001 per share (“Shares”), may be issuable or become issuable pursuant to grants or awards under the Company’s Inducement Stock Option and Equity Compensation Plan (the “Plan”). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the issuance and sale of the Shares to be issued under the Plan.

It is our opinion that the Shares, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that accompany the Plan, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Amendment, and further consent to the use of our name wherever appearing in the Amendment and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.

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